Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

AT THE COMPANY:

Deborah S. Lorenz
Vice President, Investor Relations &
Corporate Communications
925-249-4031
dlorenz@lipidsciences.com

FOR IMMEDIATE RELEASE
FRIDAY, SEPTEMBER 20, 2002

LIPID SCIENCES, INC. PAUSES CLINICAL TRIAL FOR MODIFICATIONS

PLEASANTON, Calif., September 20, 2002—Lipid Sciences, Inc. (Nasdaq: LIPD), a development-stage biotechnology company engaged in the research and development of products for the treatment of major medical indications by removing lipids from plasma proteins, today announced it voluntarily has paused its Phase 1 human clinical trial. The Company is reviewing the clinical protocol for the safety trial following a transitory adverse reaction in a study participant. The observed reaction was not unlike those typically seen in extracorporeal treatments, such as dialysis.

“While we had hoped to conduct this safety trial without interruption, it is not unusual to pause a trial to make modifications to the clinical protocol. Taking such action is prudent, because safety is our first concern,” said Phil Radlick, Ph.D., Lipid Sciences’ President and Chief Executive Officer. “We expect that the information gathered during this pause will be a valuable contribution to the further development of our technology.” The trial will resume upon the approval of the Ethics Committee overseeing the trial. The length of the pause has not been determined, although it will extend the Company’s previously announced timetable for completion of the trial.

The Phase 1 trial is being conducted to determine the safety of Lipid Sciences’ plasma delipidation process, a technology that removes lipids, or fatty substances including cholesterol, from plasma without disrupting the protein function. The trial, which is being conducted in Australia, consists of 10 healthy volunteers that exhibit elevated plasma cholesterol levels. Lipid’s patented process has been implemented in accordance with the code of Good Clinical Practices and Good Manufacturing Practices requirements of the Australian Therapeutic Goods Administration.

Lipid Sciences, Inc. is a development-stage biotechnology company that is researching and developing products to treat major medical conditions, such as cardiovascular disease and HIV infection, in which lipids (fats) play a key role. Our technologies are based on a patented process that selectively removes lipids from proteins in human blood without disrupting protein function. This process of lipid removal, known as plasma delipidation, potentially reverses the condition while enhancing the body’s natural ability to heal itself. The Company believes that this unique delipidation process has the potential for far-reaching implications for human health. It may reverse cardio- and cerebrovascular disease, as well as provide an effective therapeutic effect on many infectious agents, including the viruses that cause AIDS, Hepatitis B, Hepatitis C, and herpes.

Forward-Looking Statements

This release contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance as well as all other statements which are not statements of historical fact. The forward-looking statements contained in this release reflect our current beliefs and expectations on the date of this release. Actual results, performance or outcomes may differ materially from what is expressed in the forward-looking statements. Readers are referred to the documents filed by us with the SEC, specifically the most recent reports on Form 10-K and form 10-Q which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. In addition to those risk factors, other factors that could cause actual results to differ materially include the following: Our inability to obtain adequate funds; our inability to receive regulatory approval for our technology, which is only in the clinical development stage; delay or failure to complete clinical studies; our dependence on our license agreement with Aruba International; competition in our industry; failure to secure and enforce our intellectual property rights; our reliance on collaborations with strategic partners; risks associated with use of biological and hazardous materials; product liability claims; and economic downturn in the real estate market.